UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material under §240.14a-12

DCP MIDSTREAM PARTNERS, LP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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370 17th Street, Suite 2500
Denver, Colorado 80202

NOTICE OF SPECIAL MEETING OF UNITHOLDERS
TO BE HELD ON APRIL 28, 2016

To the unitholders of DCP Midstream Partners, LP:

On behalf of the Board of Directors of DCP Midstream GP, LLC (the “Board of Directors”), the general partner of DCP Midstream GP, LP, the general partner of DCP Midstream Partners, LP (the “Partnership”), you are cordially invited to attend a special meeting of the unitholders of the Partnership (the “Special Meeting”), which will be held on April 28, 2016 at 7:30 a.m. local time at Republic Plaza, Concourse Level Conference Center, 370 17th Street, Denver, Colorado 80202. At the Special Meeting, you will be asked to consider and vote on the following proposals:

•
To approve the DCP Midstream Partners, LP 2016 Long-Term Incentive Plan (the “Plan”), which, among other things, permits common units to be reserved and made available for issuance with respect to awards under the Plan; and

•
To approve the adjournment of the Special Meeting to a later date or dates (the “Adjournment”), if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the Special Meeting to approve the Plan.

The Board of Directors has unanimously approved the Plan. The Board of Directors believes that approval of the Plan is in the best interests of the Partnership and its unitholders and is an important tool to attract and retain qualified individuals, including non-employee directors, who are essential to the future success of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership. The Board of Directors unanimously recommends that the unitholders vote “FOR” the Plan and “FOR” the Adjournment.

The DCP Midstream Partners, LP Long-Term Incentive Plan that was adopted in 2005 expired pursuant to its terms at the end of 2015 (the “Expired Plan”). The Expired Plan provided for the issuance of up to 850,000 common units representing limited partnership interests of the Partnership (“units”), of which we issued approximately 77,000 units during the ten-year life of the Expired Plan, leaving approximately 773,000 units available for issuance at the time of expiration. We are seeking unitholder approval of the Plan to replace the Expired Plan.

Only the holders of units as of the close of business on the record date of March 8, 2016 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

Your vote is very important. Your broker cannot vote your units on your behalf until it receives your voting instructions. The proxy provides unitholders the opportunity to vote on the Plan and the Adjournment. Even if you plan to attend the Special Meeting, you are urged to vote your units over the internet, by telephone, or by mailing your completed, signed, and dated proxy card. You will retain the right to revoke your proxy at any time before 11:59 p.m. Eastern Time on April 27, 2016. Voting your units over the internet, by telephone, or by mailing a proxy card will not prevent you from attending the Special Meeting and voting in person. Please note that if you hold your units through a broker or other nominee, and you wish to vote in person at the Special Meeting, you must obtain from your broker or other nominee a proxy issued in your name.

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The Plan will not be effective unless approved by the unitholders. A quorum of more than 50% of our outstanding units present in person or by proxy will permit us to conduct the proposed business at the Special Meeting. Our partnership agreement does not require that we present the Plan to our unitholders for approval; however, the rules of the New York Stock Exchange require approval of the Plan by a majority of the votes cast by our unitholders. Approval of the Adjournment requires the approval of a majority of the outstanding units entitled to vote and present either in person or by proxy at the Special Meeting.

By Order of the Board of Directors of
DCP Midstream GP, LLC, general partner of
DCP Midstream GP, LP, general partner of
DCP Midstream Partners, LP
Michael S. Richards
Vice President, General Counsel, and Secretary
DCP Midstream GP, LLC
Denver, Colorado
March 14, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE UNITHOLDER SPECIAL MEETING TO BE HELD ON APRIL 28, 2016
The Notice of Special Meeting, Proxy Statement, and Proxy Card are available free of charge at http://www.proxyvote.com

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DCP MIDSTREAM PARTNERS, LP
370 17th Street, Suite 2500
Denver, Colorado 80202

PROXY STATEMENT
FOR SPECIAL MEETING OF UNITHOLDERS
TO BE HELD ON APRIL 28, 2016

The terms “Partnership,” “we,” “our,” and “us” in this proxy statement to refer to DCP Midstream Partners, LP, along with its consolidated subsidiaries, unless otherwise indicated. References in this proxy statement to “units” refer to the common units representing limited partnership interests of the Partnership. References in this proxy statement to “unitholders” refer to the owners of units.

QUESTIONS AND ANSWERS

The following is qualified in its entirety by the more detailed information contained or incorporated by reference in this proxy statement. Unitholders are urged to read carefully this proxy statement in its entirety.

Q:	Why did I receive these proxy materials?

A:	This proxy statement contains information related to the special meeting of unitholders (the “Special Meeting”) to be held on April 28, 2016 and any postponements or adjournments thereof.

Beginning on or about March 18, 2016, we plan to send our unitholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and vote online. The Notice also contains instructions on how to request a paper copy of our proxy materials, if desired. You will have the ability to access all of our proxy materials on the website referenced in the Notice.

Q:	What is a proxy?

A:
You may designate another person or entity, or “proxy,” to vote on your behalf. See the question titled “How do I vote?” for more information on how unitholders of record can ensure that their units are voted at the Special Meeting.

Q:    Who is soliciting my proxy?

A:
The Board of Directors (the “Board of Directors”) of DCP Midstream GP, LLC (the “General Partner”), the general partner of DCP Midstream GP, LP, the general partner of the Partnership, is sending you this proxy statement in connection with its solicitation of proxies for use at the Special Meeting. Certain directors, officers, and employees of our General Partner may also solicit proxies on our behalf by mail, phone, in person, or other means of communication.

Q:    What is the purpose of the Special Meeting?

A:
At the Special Meeting, our unitholders will vote on the Plan. The DCP Midstream Partners, LP Long-Term Incentive Plan that was adopted in 2005 expired pursuant to its terms at the end of 2015 (the “Expired Plan”). The Expired Plan provided for the issuance of up to 850,000 units, of which we issued approximately 77,000 units during the ten-year life of the Expired Plan, leaving approximately 773,000 units available for issuance at the time of expiration. We are seeking unitholder approval of the Plan to replace the Expired Plan. The Board of Directors believes the Plan is an important tool to attract and retain qualified individuals, including non-employee directors, who are essential to the future success of the Partnership. A copy of the Plan is attached to this proxy statement as Exhibit A. Our unitholders may also vote on the Adjournment.

Q:    How will my proxy be voted?

A:
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote all executed proxy cards in accordance with the recommendations of our Board, which is to vote “FOR” the following proposals:

•
Approval of the DCP Midstream Partners, LP 2016 Long-Term Incentive Plan (the “Plan”), which, among other things, permits common units to be reserved and made available for issuance with respect to awards under the Plan; and

•
Approval of the adjournment of the Special Meeting to a later date or dates (the “Adjournment”), if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the Special Meeting to approve the Plan.

With respect to any other matter that properly comes before the Special Meeting, the proxy holders will vote as recommended by our Board, or, if no recommendation is given, in their own discretion.

Q:    When and where is the Special Meeting?

A:	The Special Meeting will be held on held on April 28, 2016 at 7:30 a.m. local time at Republic Plaza, Concourse Level Conference Center, 370 17th Street, Denver, Colorado 80202.

However, if the Adjournment is approved by the affirmative vote of a majority of the outstanding units that are entitled to vote and represented either in person or by proxy at the Special Meeting, the Special Meeting may be adjourned to another date and/or place for the purpose of soliciting additional proxies even if a quorum is present. In the absence of a quorum, the Special Meeting may be adjourned from time to time by the affirmative vote of a majority of the outstanding units entitled to vote and represented either in person or by proxy.

Q:    Who is entitled to vote at the Special Meeting?

A:
All unitholders as of close of business on the record date of March 8, 2016 (the “record date”) are entitled to receive notice of the Special Meeting and to vote the units they held on the record date at the Special Meeting, or any postponements or adjournments thereof. As of the record date, there were 114,742,948 outstanding units entitled to notice of, and to vote at, the Special Meeting. Each unitholder who attends the Special Meeting may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices, and other electronic devices will not be permitted at the Special Meeting.

Q:    How do I vote?

A:
You may vote by internet, telephone, mail, or in person at the Special Meeting. Even if you plan to attend the Special Meeting, we encourage you to vote by following the internet or telephone voting instructions on the proxy card or completing, signing, and mailing your proxy card in advance of the Special Meeting as soon as possible so that your units will be represented at the Special Meeting if for any reason you are unable to attend in person. Your vote must be received by the Partnership before the voting polls close at the Special Meeting.

•	Internet: please go to the website set forth on the proxy card and follow the on-screen instructions. You will need the control number contained on your proxy card.

•	Telephone: please dial the toll-free telephone number set forth on the proxy card and follow the audio instructions. You will need the control number contained on your proxy card.

•	Mail: please mail your completed, signed, and dated proxy card in the enclosed postage-paid return envelope as soon as possible so that your units will be represented at the Special Meeting.

•
In Person: if you plan to attend the Special Meeting and wish to vote in person, we will give you a ballot at the meeting. However, if you are the beneficial owner of units held in the name of a broker (i.e., in “street name”), you must obtain a “legal” proxy from your broker or other nominee to vote at the Special Meeting.

Q:	If my units are held in “street name” by my broker or other nominee, will my broker or other nominee vote my units for me?

A:
No. The New York Stock Exchange (“NYSE”) rules prohibit your broker or other nominee from exercising voting discretion with respect to the matters to be acted upon at the Special Meeting. Therefore, you must give your broker or other nominee specific instructions in order for your units to be voted. Please refer to the voter instruction card provided by your broker or other nominee for specific instructions on voting.

Q:	What do I do if I want to change or revoke my vote?

A:	If you are a unitholder of record at the close of business on the record date, you may change your vote at any time before the voting polls close at the Special Meeting by:

•	delivering before or at the Special Meeting, a new proxy with a later date;

•
delivering on or before the business day prior to the Special Meeting, a notice of revocation to the Corporate Secretary of our General Partner at the address set forth in the notice of the Special Meeting; or

•	attending the Special Meeting and voting in person, although attendance at the Special Meeting will not by itself (i.e., without also actually voting) revoke a previously granted proxy.

If you are a beneficial owner of units held in “street name” and you have instructed your broker or other nominee to vote your units, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote in person at the Special Meeting if you obtain a “legal” proxy from your broker or other nominee.

Q:	What is the recommendation of the Board of Directors?

A:
The Board of Directors recommends that you vote “FOR” the Plan and “FOR” the Adjournment. The Board of Directors has unanimously approved the Plan, subject to the approval and adoption of the Plan by the unitholders at the Special Meeting.

Q:	What is a broker non-vote?

A:
Brokers and other nominees holding units must vote according to specific instructions they receive from the beneficial owners of the units. If specific instructions are not received, brokers and other nominees generally may vote these units in their discretion for matters that are considered “routine.” However, the NYSE rules preclude brokers who have not been given specific instructions from the beneficial owner from exercising voting discretion on certain proposals that are considered “non-routine.” This results in a “broker non-vote” on such a proposal. A broker non-vote is included for purposes of determining a quorum. The proposal to approve the Plan is considered non-routine.

Q:	What constitutes a quorum?

A:
If the holders of a majority of our outstanding units on the record date are present in person or by proxy at the Special Meeting, such units will constitute a quorum and will permit us to conduct the proposed business at the Special Meeting. Your units will be counted as present at the Special Meeting if you:

•	are present and vote in person at the meeting; or

•	have submitted a properly executed proxy card.

Abstentions and broker non-votes are counted as present in determining whether the quorum requirement for the Special Meeting is satisfied. For purposes of determining the outcome of any matter to be voted upon as to which the broker has indicated on the proxy that the broker does not have discretionary authority to vote, those units will be treated as not present at the meeting and not entitled to vote with respect to that matter, even though those units are considered present at the meeting for quorum purposes and may be entitled to vote on other matters. Brokers and nominees do not have discretionary authority to vote with respect to the proposal to approve the Plan. Abstentions, on the other hand, are considered to be present at the meeting and entitled to vote on the matter abstained from.

Q:	What vote is required to approve the proposals?

A:
NYSE rules require approval of the Plan by a majority of the votes cast by our unitholders. Votes “for” and “against” and abstentions count as votes cast. Therefore, abstentions have the effect of a vote against the Plan. The proxy provides unitholders the opportunity to vote on the Plan. The Plan will not be effective unless approved by the unitholders.

Approval of the Adjournment requires the approval of a majority of the outstanding units that are entitled to vote and represented either in person or by proxy at the Special Meeting. Abstentions have the effect of a vote against the Adjournment.

A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” the Plan and “FOR” the Adjournment.

Q:	What happens if the Plan is approved?

A:
We will use the Plan to compensate and incentivize the directors and officers of our General Partner and employees of its affiliates who provide services to us or our subsidiaries. The Plan will generally be administered under the direction of our Board of Directors and the compensation committee of the board of directors of the owner of our General Partner.

Q:	What happens if the Plan is not approved?

A:
The Expired Plan has expired and is no longer available for the issuance of units. Without unitholder approval of the Plan, we would be unable to issue any further grants of units under an equity compensation plan. NYSE rules require unitholder approval of any new equity compensation plans or any material revisions to existing plans. Without an equity compensation plan, it will be more difficult for us to attract and retain the services of qualified employees, officers, and directors who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.

Q:	Who can I contact for further information?

A:	If you have questions about the Special Meeting or how to vote your units, please contact:

DCP Midstream Partners, LP
Attention: Investor Relations
370 17th Street, Suite 2500
Denver, Colorado 80202
Phone: 303-595-3331

PROPOSAL TO APPROVE
THE DCP MIDSTREAM PARTNERS, LP 2016 LONG-TERM INCENTIVE PLAN

The Board of Directors has unanimously approved the Plan, subject to the approval of our unitholders at the Special Meeting. The Plan is integral to our compensation strategy and our ability to effectively recruit, motivate, and retain qualified directors and employees who are essential to the future success of the Partnership. The Expired Plan had a ten-year life and expired pursuant to its terms at the end of 2015. The Expired Plan provided for the issuance of up to 850,000 units, of which we issued approximately 77,000 units during the life of the Expired Plan, leaving approximately 773,000 units available for issuance at the time of expiration. We are seeking unitholder approval of the Plan to replace the Expired Plan.

The Plan is similar to the Expired Plan with the following noteworthy distinctions: the Plan (i) authorizes 900,000 units to be available for issuance with respect to awards, as compared to 850,000 units available under the Expired Plan, (ii) includes additional types of awards that can be granted under the Plan, such as units and other unit-based awards, (iii) provides for termination of the Plan at the earliest of the date it is terminated by the Board or the date no units remain available for grants, as compared to a ten year expiration date under the Expired Plan, and (iv) incorporates certain other non-material administrative changes. If the Plan is approved at the Special Meeting, it will become effective as of April 28, 2016, and we intend to file a Registration Statement on Form S-8 to register the units available for issuance thereunder.

If the Plan is approved by unitholders, the 900,000 units proposed to be available for issuance under the Plan would be an increase of 127,000 units above the approximately 773,000 units that remained available for issuance under the Expired Plan at the time of its expiration. These 127,000 units would represent approximately 0.1% of our 114,742,948 units outstanding as of the record date.

Description of the Plan

The description of the Plan set forth below is a summary of the material features of the Plan. This summary, however, does not purport to be a complete description of all the provisions of the Plan. The summary is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

The purpose of the Plan is to promote the interests of the Partnership, the General Partner and their affiliates by providing incentive compensation awards. The Plan is also intended to enhance the ability of the Partnership, the General Partner and their affiliates to attract and retain the services of individuals, including non-employee directors, who are essential for the growth and profitability of the Partnership and to encourage those individuals to devote their best efforts to advancing the business of the Partnership.

Units Subject to the Plan

If the Plan is approved by our unitholders, the maximum number of units that may be delivered with respect to awards under the Plan will be 900,000 units or less than 1% of our total units outstanding as of the record date.

The units to be delivered under the Plan may be units acquired in the open market, from any affiliate, the Partnership and/or from any other person or any combination of the foregoing. To the extent that an award is forfeited, cancelled, exercised, withheld to satisfy tax withholding obligations or otherwise terminates or expires without the actual delivery of units, the units subject to the award may be used again with respect to new awards granted under the Plan.

Administration

The Plan will generally be administered by the compensation committee (the “Committee”) of the board of directors of DCP Midstream, LLC, the owner of the General Partner.

The Committee has full authority, subject to the terms of the Plan, to establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, to designate participants under the Plan, to determine the number of units to be covered by awards, to determine the type or types of awards to be granted to a participant, to determine the terms and conditions of any award, determine whether, and to what extent, and under what circumstances awards may be settled, exercised, canceled, or forfeited, and make other determinations and take other actions that it deems necessary or desirable for the administration of the Plan.

Eligibility

All non-employee directors of our General Partner and employees of our General Partner and its affiliates who perform services for us are eligible to be selected to participate in the Plan. The selection of which eligible individuals will receive awards is within the sole discretion of the Committee. Notwithstanding the foregoing, the Committee may only award Unit options to employees or directors to whom the

Partnership would be an “eligible issuer of service recipient stock” as defined under the applicable regulations of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Term of the Plan

The term of the Plan will expire on the earlier of (1) the date it is terminated by our Board; and (2) the date that all units available under the Plan have been paid or issued to participants.

Awards under the Plan

Unit Options. Unit options represent the right to purchase a number of units at a specified exercise price. Unit options may be granted to such eligible individuals and with such terms as the Committee may determine, consistent with the terms of the Plan; however, the exercise price of a unit option generally must be equal to or greater than the fair market value of a unit on the date of grant. The Committee does not intend to issue incentive stock options.

Phantom Units. A phantom unit is a notional unit that entitles the participant to receive a unit upon the vesting of the phantom unit or, in the discretion of the Committee, cash equal to the fair market value of a unit. The Committee may make grants of phantom units under the Plan that contain such terms, consistent with the Plan, as the Committee may determine are appropriate, including the period over which phantom units will vest. The Committee may, in its discretion, base vesting on the participant’s completion of a period of service or upon the achievement of specified performance criteria or as otherwise set forth in an award agreement. Phantom units will be paid as soon as reasonably practicable upon their vesting.

Restricted Units. A restricted unit is a unit that is subject to forfeiture while it remains unvested. Upon vesting, the forfeiture restrictions lapse and the participant holds a unit that is not subject to forfeiture. The Committee may make grants of restricted units under the Plan that contain such terms, consistent with the Plan, as the Committee may determine are appropriate, including the period over which restricted units will vest. The Committee may, in its discretion, base vesting on the participant’s completion of a period of service or upon the achievement of specified performance criteria or as otherwise set forth in an award agreement. Restricted units will be paid as soon as reasonably practicable following their vesting. Distributions made by us with respect to awards of restricted units may be subject to the same vesting requirements as the restricted units; they will otherwise be paid without restriction.

Distribution Equivalent Rights. The Committee has the authority to grant distribution equivalent rights (“DERs”), whether in tandem or as separate awards under the LTIP. DERs entitle the participant to receive an amount in cash, units or phantom units equal to the amount of any cash distributions made by us during the applicable period. The Committee has the authority to determine whether the DERs are paid directly to the Participant, credited to a bookkeeping account (with or without interest in the discretion of the Committee), subject to the same vesting restrictions and payment provisions, and such other provisions or restrictions as determined by the Committee in its discretion and as provided in the award agreement.

Unit Bonus and Common Unit Awards. A unit bonus and common unit award are awards of units that are fully vested upon grant and are not subject to forfeiture. A unit bonus and common unit award may be paid in addition to, or in lieu of, cash or other compensation that would otherwise be payable to a participant. A unit bonus and common unit award may be wholly discretionary in amount or it may be paid with respect to a bonus or other incentive compensation award, the amount of which is determined based on the achievement of performance criteria or other factors.

Performance Awards. The Plan also permits the grant of performance awards, which are awards of units that are granted upon the satisfaction of pre-established performance criteria determined by the Committee. The vesting of a performance award may be based on the satisfaction of performance criteria or other measures, as determined by the Committee.

Adjustments

In the event of any distribution (whether in the form of cash, units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of units or other securities of the Partnership, issuance of warrants or other rights to purchase units or other securities of the Partnership, or other similar transaction or event, the Committee shall, in such manner as it deems equitable, adjust the number and type of units (or other securities or property) with respect to which awards may be granted; provided, however, that the number of units available under the Plan shall (i) in the event of an increase in the number of units outstanding, be proportionately increased and the exercise price or fair market value of the awards awarded shall be proportionately reduced and (ii) in the event of a reduction in the number of units outstanding, be proportionately reduced, and the exercise price or fair market value of the awards shall be proportionately increased; provided, however that no adjustment shall be made that results in the imposition of federal income tax and penalties under Section 409A of the Code.

Miscellaneous

Amendment and Termination

Our Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that unitholder approval will be obtained for any amendment to the Plan to the extent necessary to comply with any applicable securities exchange rule. The Committee may also amend any outstanding award made under the Plan; provided that no change in any outstanding award may be made unless it is not adverse to the participant to whom the award was granted, is consented to by the participant and does not cause the award to not comply with Section 409A of the Code.

Transferability

Unless otherwise provided by the Committee, awards under the Plan are generally only transferable by the participant’s will or the laws of descent and distribution. To the extent specifically provided by the Committee, an award may be transferred to immediate family members or family trusts or limited partnerships without consideration on such terms and conditions as the Committee from time to time establishes.

Tax Withholding

A participant must satisfy any applicable federal, state, local or foreign tax withholding obligations that arise due to an award made under the Plan, and the Committee will not be required to issue any units or make any payment until the participant satisfies those obligations in a manner satisfactory to us. The Committee may permit tax withholding obligations to be satisfied by having the Partnership withhold a portion of the units that would otherwise be issued to the participant under an award or by allowing the participant to surrender previously acquired units.

Change of Control or Changes in Laws, Regulations, or Accounting Principles Affecting Financial Statements or other Adjustment Events

Unless otherwise provided within an applicable award agreement, upon a “change of control” (as defined in the Plan) or in connection a change in applicable laws, regulations, accounting principles affecting financial statements of the partnership, or other adjustment events as previously described, the Committee may, without the consent of any participant, make appropriate adjustments in outstanding awards, including but not limited to (i) providing for the termination and cash out of awards, (ii) providing that awards will be assumed by, or substituted for awards covering securities of, a successor company, (iii) adjusting the number and kind of awards or covered securities, terms or conditions thereof and the applicable vesting or performance criteria, (iv) provide that the award shall be exercisable or payable, or (v) provide that the award shall terminate and no longer be exercisable after such event.

Clawback Policy

The Plan contains a clawback provision that provides that awards under the Plan that are subject to any applicable law, government regulation or stock exchange listing requirement (or any policy adopted by the Partnership pursuant to any such law, regulation or listing requirement) that require the recovery of such awards, will be subject to such deductions and clawback.

United States Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the United States federal tax consequences to participants arising from participation in the Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Plan may vary depending on the particular circumstances and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, unit options or unit appreciation rights that provide for a “deferral of compensation” within the meaning of Section 409A of the Code, phantom units, and certain other awards that may be granted pursuant to the Plan could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder.

Unit Options

The following discussion is for the tax consequences for nonqualified stock options, since the Committee does not intend to issue incentive stock options. Participants will not realize taxable income upon the grant of a unit option. Upon the exercise or, if later, the settlement of a unit option, the participant will recognize ordinary compensation income in an amount equal to the excess of (i) the amount of cash or the fair market value of the units received over (ii) the exercise price (if any) paid therefor. A participant will generally have a tax basis in any units received pursuant to the exercise of a unit appreciation right, or pursuant to the cash exercise of a unit option, that equals the fair market value of the units on the date of exercise. Subject to the discussion under “—Tax Code Limitations on Deductibility” below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Phantom Units

A participant will not have taxable income at the time of a grant of an award in the form of a phantom unit, but rather, will generally recognize ordinary compensation income at the time he receives units or a cash payment in settlement of the phantom unit in an amount equal to the fair market value of the units or cash payment received, whichever is applicable. In addition, the participant will be subject to ordinary income tax upon the payment of a distribution equivalent right.

Restricted Units and Other Awards

In general, a participant will recognize ordinary compensation income as a result of the receipt of units pursuant to a restricted unit award or a unit award in an amount equal to the fair market value of the units when the units are received over the amount, if any, paid for such units, provided that if the units are not transferable or are subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to such excess based on the fair market value of units (i) when the units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make an valid election under Section 83(b) of the Internal Revenue Code (“Section 83(b)”) or (ii) when the units are received, in cases where a participant makes a valid election under Section 83(b).

Tax Withholding

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to units or cash received. Directors must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an award under the Plan. Distributions that are received by a participant prior to the time that the units underlying an award are taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as distributions on units. The tax basis in the units received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph plus the amount, if any, paid for the units, and the participant’s capital gains holding period in those units will commence on the later of the date the units are received or the restrictions lapse (provided that, if a valid election under Section 83(b) is made with respect to restricted units, then the holding period in such units will begin on the date of receipt of the units). Subject to the discussion immediately below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible by us or one of our affiliates, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Plan Benefits

The awards, if any, that will be made to eligible persons under the Plan are subject to the discretion of the Committee and, therefore, we cannot currently determine the benefits or number of units subject to awards that may be granted in the future to eligible employees and directors under the Plan. Furthermore, because all awards under the Plan are discretionary, it is not possible to determine which awards would have been granted during the prior fiscal year had the Plan been in effect at that time. Therefore, a New Plan Benefits Table is not provided. If the Plan is approved by unitholders, we currently intend to use the Plan to only make grants to outside directors in 2016. However, in the future we may use the Plan to make grants to our executive officers and directors.

The following table sets forth the number and dollar value of units granted under the Expired Plan to the executive officers and certain other groups in respect of services provided during 2015.

Name	Number of Units Underlying Awards	Dollar Value ($)
William S. Waldheim	—	—
Michael S. Richards	—	—
All executive officers, as a group	—	—
All directors who are not executive officers, as a group	4,800	139,296
All employees other than executive officers, as a group	—	—

Vote Required

Under the rules of the NYSE, the approval of the Plan requires the approval of a majority of the votes cast by our unitholders. Votes “for” and “against” and abstentions count as votes cast. Thus, abstentions have the effect of a vote against the Plan. A properly executed proxy submitted without voting instructions will be voted “FOR” the Plan.

Board of Directors Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED UNITHOLDER MATTERS

The following table sets forth the beneficial ownership of our units and the related transactions held by:

(a)each person who beneficially owns 5% or more of our outstanding units as of March 8, 2016;
(b)all of the directors of DCP Midstream GP, LLC;
(c)each NEO (as defined below) of DCP Midstream GP, LLC; and
(d)all directors and executive officers of DCP Midstream GP, LLC as a group.

Percentage of total units beneficially owned is based on 114,742,948 units outstanding.

Name of Beneficial Owner (a)	Units Beneficially Owned	Percentage of Units Beneficially Owned
DCP Midstream, LLC (b)	24,210,046	21.1%
Kayne Anderson Capital Advisors, L.P. (c)	12,556,316	10.9%
Piper Jaffray Companies (d)	8,461,845	7.4%
ALPS Advisors, Inc. (e)	7,157,218	6.2%
Clearbridge Investments, LLC (f)	6,606,549	5.8%
Wouter T. van Kempen	2,540	*
Sean P. O'Brien	—	*
Michael S. Richards	20,944	*
Guy Buckley	—	*
R. Mark Fiedorek	—	*
Fred J. Fowler	17,000	*
William F. Kimble	1,400	*
Brian Mandell	—	*
Bill W. Waycaster	1,400	*
John Zuklic	—	*
All directors and executive officers as a group (10 persons)	43,284	*
_____________
* Less than 1%.

(a)
Unless otherwise indicated, (i) the address for all beneficial owners in this table is 370 17th Street, Suite 2500, Denver, Colorado 80202 and (ii) each beneficial owner listed in this table has sole voting and investment power with respect to the units set forth opposite such person’s name.

(b)
As set forth in a Schedule 13D/A filed on April 10, 2014. DCP Midstream, LLC directly beneficially owns 2,098,674 units. DCP Midstream, LLC, as managing member of DCP LP Holdings, LLC, may be deemed to indirectly beneficially own the 20,223,754 units owned by DCP LP Holdings, LLC. DCP Midstream, LLC, as sole member of the General Partner, which is the general partner of DCP Midstream GP, LP, may be deemed to indirectly beneficially own the 1,887,618 units owned by DCP Midstream GP, LP. According to the Schedule 13D/A, DCP Midstream, LLC has sole voting and dispositive power over 2,098,674 units and shared voting and dispositive power over 22,111,372 units and DCP LP Holdings, LLC has shared voting and dispositive power over 20,223,754 units. The address of DCP LP Holdings, LLC and DCP Midstream GP, LP is 370 17th Street, Suite 2500, Denver, Colorado 80202.

(c)
As set forth in a Schedule 13G/A filed on January 11, 2016. Also includes amounts that are beneficially owned by Richard A. Kayne. The address of each of Kayne Anderson Capital Advisors, L.P. and Richard A. Kayne is 1800 Avenue of the Stars, Third Floor, Los Angeles, California 90067. According to the Schedule 13G/A, Kayne Anderson Capital Advisors, L.P. and Richard A. Kayne each have shared voting power over 12,556,316 units and shared dispositive power over 12,556,316 units.

(d)
As set forth in a Schedule 13G/A filed on February 16, 2016. The address of Piper Jaffray Companies is 800 Nicollet Mall, Suite 800, Minneapolis, Minnesota 55402. According to the Schedule 13G/A, Piper Jaffray Companies has shared voting power over 8,243,495 units and shared dispositive power over 8,461,845 units. Also includes amounts that are beneficially owned by Advisory Research Inc. The address of Advisory Research Inc. is 180 N. Stetson Ave., Suite 5500, Chicago, IL 60601. According to the Schedule 13G/A, Advisory Research Inc. has sole voting power over 8,243,495 units and sole dispositive power over 8,461,845 units.

(e)
As set forth in a Schedule 13G/A filed on February 3, 2016. The address of ALPS Advisors, Inc. is 1290 Broadway, Suite 1100, Denver, Colorado 80203. According to the Schedule 13G/A, ALPS Advisors, Inc. has shared voting and dispositive power over 7,157,218 units. Also includes amounts that are beneficially owned by Alerian MLP ETF. The address of Alerian MLP ETF is 1290 Broadway, Suite 1100, Denver, Colorado 80203. According to the Schedule 13G/A, Alerian MLP ETF has shared voting and dispositive power over 7,125,678 units.

(f)	As set forth in a Schedule 13G/A filed on February 16, 2016. The address of Clearbridge Investments, LLC is 620 8th Avenue, New York, New York 10018.

Equity Compensation Plan Information

The following table summarizes information about our Expired Plan as of December 31, 2015.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table)
Equity compensation plans approved by unitholders	—	$ —	—
Equity compensation plans not approved by unitholders	940	$ —	—
Total	940	$ —	—

(a)    This represents phantom units that may be settled in units at the end of the vesting period pursuant to the Expired Plan.

COMPENSATION DISCUSSION AND ANALYSIS

General

As a publicly traded limited partnership, we do not have directors, officers or employees. Instead, our operations are managed by our general partner, DCP Midstream GP, LP, which in turn is managed by its general partner, DCP Midstream GP, LLC, which we refer to as our General Partner. Our General Partner is 100% owned by DCP Midstream, LLC.

For the year ended December 31, 2015, the named executive officers, or NEOs, of our General Partner were Wouter T. van Kempen, President and Chief Executive Officer (“CEO”) (Principal Executive Officer), William S. Waldheim, former President, Sean P. O’Brien, Group Vice President and Chief Financial Officer (“CFO”) (Principal Financial Officer), and Michael S. Richards, Vice President, General Counsel and Secretary. Certain of these NEOs allocate their time between managing our business and affairs and the business and affairs of DCP Midstream, LLC as indicated in the table below. We expect that the amount of time these NEOs devote to our business may increase or decrease in future periods driven by the needs and demands of our ongoing business.

The following table presents the estimated percentage of time (“time allocation”) that the General Partner’s NEOs devoted to the business of the Partnership relative to the total time each NEO devoted to the businesses of the Partnership and DCP Midstream, LLC in the aggregate during the year ended December 31, 2015:

NEO	Time Allocated to the Partnership	Position with DCP Midstream GP, LLC	Position with DCP Midstream, LLC
Wouter T. van Kempen	40%	Chairman of the Board, Chief Executive Officer, and President	Chairman of the Board, Chief Executive Officer, and President
William S. Waldheim	100%	Former President	Former Group Vice President, DCP Midstream Partners
Sean P. O'Brien	40%	Group Vice President and Chief Financial Officer	Group Vice President and Chief Financial Officer
Michael S. Richards	75%	Vice President, General Counsel and Secretary	Vice President and Deputy General Counsel

The General Partner has not entered into employment agreements with any of the NEOs. The reimbursement for compensation of NEOs devoting less than a majority of their time to our operations and management is based on the percentage of time allocated to us during a period and is included in the fixed general and administrative fee that we pay to DCP Midstream, LLC pursuant to the terms of the Services Agreement, as amended (the “Services Agreement”) that we entered into with an affiliate of DCP Midstream, LLC. Each of Messrs. van Kempen and O’Brien devoted approximately 40% of his time to our business in 2015. The compensation committee of DCP Midstream, LLC’s board of directors has the ultimate decision-making authority with respect to the total compensation paid to Messrs. van Kempen and O’Brien. Messrs. van Kempen and O’Brien do not receive any separate amounts of compensation from us for their services to our business or as executive officers of our General Partner and we do not pay any compensation amounts to Messrs. van Kempen and O’Brien, except for amounts reimbursed through the general and administrative fee that we pay to DCP Midstream, LLC pursuant to the terms of the Services Agreement. In 2015, the fixed general and administrative fee we paid to DCP Midstream, LLC included reimbursement for the time allocated to our business by Mr. van Kempen of $1,000,000 and Mr. O’Brien of $400,000.

Each of Messrs. van Kempen and O’Brien expects to devote approximately 40% of his time to our matters in 2016. We will reimburse DCP Midstream, LLC for such portion of their time pursuant to the Services Agreement, which we expect to be an aggregate amount of approximately $1,550,000.

We do not have a compensation committee. Unless otherwise specified, when we refer herein to the compensation committee, we are referring to the compensation committee of the board of directors of DCP Midstream, LLC. When we refer herein to the board of directors, we are referring to the board of directors of our General Partner.

Compensation Decisions

All compensation decisions concerning the officers and employees dedicated to our operations and management are made by the compensation committee, except with regard to any equity-based compensation, which is subject to approval by the board of directors of our General Partner. The compensation committee’s responsibilities on compensation matters include the following:

•	annually review the Partnership’s goals and objectives relevant to compensation of the NEOs;

•	annually evaluate the NEO’s performance in light of the Partnership’s goals and objectives, and approve the compensation levels for the NEOs;

•
periodically evaluate the terms and administration of short-term and long-term incentive plans to assure that they are structured and administered in a manner consistent with the Partnership’s goals and objectives;

•	periodically evaluate incentive compensation and equity-related plans and consider amendments if appropriate;

•	retain and terminate any compensation consultant to assist in the evaluation of non-employee director and NEO compensation; and

•	periodically review the compensation of the non-employee directors.

Compensation Philosophy

Our compensation program is structured to provide the following benefits:

•	attract, retain and reward talented executive officers and key management employees by providing total compensation competitive with that of other executive officers in our industry;

•	motivate executive officers and key management employees to achieve strong financial and operational performance;

•	emphasize performance-based compensation, balancing short-term and long-term results; and

•	reward individual performance.

Methodology - Advisors and Peer Companies

The compensation committee reviews data from market surveys provided by independent consultants to assess our competitive position with respect to base salary, annual short-term incentives and long-term incentive compensation for our NEOs, as well as the compensation package for directors who are not officers or employees of the General Partner or its affiliates, or our non-employee directors. With respect to NEO compensation, the compensation committee also considers individual performance, levels of responsibility, skills and experience. In 2014, the compensation committee engaged the services of BDO USA, LLP, or BDO, a compensation consultant, to conduct a study to assist us in establishing overall compensation packages for the NEOs for 2015. We consider BDO to be independent of the Partnership and therefore, the work performed by BDO does not create a conflict of interest. The BDO study was based on compensation as reported in the annual reports on Form 10-K for a group of peer companies with a similar tax status, and the 2014 TowersWatson General Industry Executive Compensation Survey, or the TowersWatson survey.

The BDO study was comprised of the following peer companies:

Access Midstream Partners, L.P.	MarkWest Energy Partners, L.P.
Atlas Pipeline Partners, L.P.	Niska Gas Storage Partners LLC
Boardwalk Pipeline Partners, LP	NuStar Energy L.P.
Buckeye Partners, L.P.	ONEOK, Inc.
Crestwood Midstream Partners LP	Plains All American Pipeline, L.P.
Enable Midstream Partners, LP	Regency Energy Partners LP
Enbridge Energy Partners, L.P.	Summit Midstream Partners, LP
EnLink Midstream Partners, LP	Sunoco Logistics Partners L.P.
Enterprise Products Partners L.P.	Southcross Energy Partners, L.P.
Genesis Energy, L.P.	Targa Resources Partners LP
Magellan Midstream Partners, L.P.	The Williams Companies, Inc.

Studies such as this generally include only the most highly compensated officers of each company, which correlates with most of our General Partner’s NEOs. The results of this study, as well as other factors such as our targeted performance objectives and the compensation packages of highly compensated officers of DCP Midstream, LLC, served as a benchmark for establishing our total annual direct compensation packages. In order to assess the competitiveness of the total direct compensation packages for our General Partner’s NEOs, we used the peer data from the BDO study and the data point that represents the 50th percentile of the market in the TowersWatson survey.

Components of Compensation

The total annual direct compensation program for NEOs of the General Partner consists of three components: (1) base salary; (2) a short-term cash incentive, or STI, which is based on a percentage of annual base salary; and (3) the present value of a grant of phantom units payable in cash upon vesting under our 2012 Long-Term Incentive Plan, or LTIP, which is based on a percentage of annual base salary. Under our compensation structure, the allocation between base salary, STI and LTIP varies depending upon job title and responsibility levels. In 2015, this allocation for targeted compensation of our General Partner’s NEOs was as follows:

	Base Salary	Targeted STI Level	Targeted LTIP Level
Wouter T. van Kempen, Chairman of the Board, CEO, and President (a)	N/A	N/A	N/A
Sean P. O'Brien, Group Vice President and CFO (a)	N/A	N/A	N/A
William S. Waldheim, Former President (b)	35%	21%	44%
Michael S. Richards, Vice President, General Counsel and Secretary	44%	20%	36%

(a)
Compensation for Messrs. van Kempen and O’Brien, each of whom devoted less than a majority of his time to the operations and management of the Partnership, was provided by DCP Midstream, LLC. The Partnership reimbursed DCP Midstream, LLC for their services under the Services Agreement, which reimbursement amount was based on the percentage of time allocated to our business during 2015.

(b)	Mr. Waldheim retired in May 2015 and therefore did not receive a grant under the LTIP in 2015.

In allocating compensation among these components, we believe a significant portion of the compensation of the NEOs should be performance-based since these individuals have a greater opportunity to influence our performance. In making this allocation, we have relied in part on the BDO study of the companies named above. Each component of compensation is further described below.

Base Salary - Base salaries for NEOs are determined based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of highly compensated officers of DCP Midstream, LLC and comparisons to the salaries of individuals in similar positions obtained from the BDO study. The goal of the base salary component is to compensate NEOs at a level that approximates the median salaries of individuals in comparable positions at comparably sized companies in our industry.

The base salaries for NEOs are generally reevaluated annually as part of our performance review process, or when there is a change in the level of job responsibility. The compensation committee annually considers and approves a merit increase in base salary based upon the results of this performance review process. Merit increases are based on review of individual performance in certain categories, including: business values, safety, health and environment, leadership, financial results, project results, attitude, ability and knowledge. The compensation committee approved increases in NEO base salaries for 2015 of 2.5%. The base salaries earned by our NEOs, other than Messrs. van Kempen and O’Brien, are set forth in the “Summary Compensation” table below.

Annual Short-Term Cash Incentive - Under the STI, annual cash incentives are provided to executives to promote the achievement of our performance objectives. Target incentive opportunities for executives under the STI are established as a percentage of base salary. Incentive amounts are intended to provide total cash compensation at the market median for executive officers in comparable positions when target performance is achieved, below the market median when performance is less than target and above the market median when performance exceeds target. The BDO study was used to determine the competitiveness of the incentive opportunity for comparable positions. STI payments are generally paid in cash in March of each year for the prior fiscal year’s performance.

In 2015, the STI objectives were initially designed and proposed by our CEO and Chairman of the Board working with the compensation committee, with objectives that were oriented towards performance of the Partnership and DCP Midstream, LLC (collectively, the “DCP Enterprise”). The objectives were approved by the compensation committee. The STI objectives approved by the compensation committee for the former President were 100% DCP Enterprise objectives while the objectives for the Vice President, General Counsel and Secretary were divided as follows: (1) DCP Enterprise objectives accounted for 55% of the STI objectives and (2) a corporate scorecard accounted for 45% of the STI objectives. All STI objectives are subject to change each year.

The target STI opportunities for 2015 as a percentage of base salary were as follows:

Targeted STI Opportunity
William S. Waldheim, Former President	60%
Michael S. Richards, Vice President, General Counsel and Secretary	45%

The 2015 DCP Enterprise and corporate scorecard objectives comprising the total STI opportunity for the former President and the Vice President, General Counsel and Secretary are described below and were weighted as indicated for each.

Objectives	William S. Waldheim, Former President	Michael S. Richards, Vice President, General Counsel, and Secretary
DCP Enterprise:
1) Cash Generation	30%	30%
2) EBIT ROCE	25%	—
3) Cost	10%	10%
4) Reliability	10%	—
5) NGL Production	10%	—
6) Total Recordable Injury Rate (TRIR)	5%	5%
7) Process Safety Event Rate (PSE Rate)	5%	5%
8) Emissions	5%	5%
DCP Enterprise total	100%	55%
Corporate scorecard total	—	45%
Total STI Opportunity	100%	100%

DCP Enterprise objectives:

1.Cash Generation. An objective intended to capture the cash generated from operations for DCP Midstream, LLC, the owner of our General Partner and the operator of our assets (“DCP Midstream, LLC”), and which consolidates the cash generated by the assets of the Partnership. For this objective, the target level of performance was cash generated of $484 million, the maximum level of performance was $700 million and the minimum level of performance was $77 million.

2.EBIT ROCE. An objective intended to capture the constant price EBIT (earnings before interest and taxes) ROCE (return on capital employed) of DCP Midstream, LLC. For this objective, the target level of performance was EBIT ROCE of 1.8%, the maximum level of performance was 3.7% and the minimum level of performance was 0%.

3.Cost. An objective intended to capture the operating and general and administrative costs of DCP Midstream, LLC. For this objective, the target level of performance was cost of $1,025 million, the maximum level of performance was cost of $1,000 million and the minimum level of performance was $1,080 million.

4.Reliability. An operating objective of reliable operation of mechanical and system processes, equipment analysis and preventive maintenance schedules for engines, compressors and turbines covering both our assets and the assets of DCP Midstream, LLC. For this objective, we established the minimum, target and maximum level of performance.

5.NGL Production. An operating objective of NGLs produced by both our assets and the assets of DCP Midstream, LLC. For this objective, we established the minimum, target and maximum level of performance.

6.Total Recordable Injury Rate (TRIR). A safety objective of both employee and contractor injury rates covering both our assets and the assets of DCP Midstream, LLC. For this objective, the target level of performance during the year was a TRIR of 0.51, the maximum level of performance was a TRIR of 0.35 and a minimum level of performance was a TRIR of 0.90.

7.Process Safety Event Rate (PSE Rate). A safety objective using a broad definition of process safety events covering both our assets and the assets of DCP Midstream, LLC. For this objective, the target level of performance during the year was a PSE Rate of 7.8, the maximum level of performance was a PSE Rate of 5.45 and a minimum level of performance was a PSE Rate of 10.

8.Emissions. An environmental objective of non-routine air emissions, natural gas vented or flared, covering both our assets and the assets of DCP Midstream, LLC. For this objective, we established certain levels of emissions at the assets of DCP Midstream, LLC and the Partnership that comprise the minimum, target and maximum level of performance for this objective.

Corporate scorecard objectives: For 2015, the Vice President, General Counsel and Secretary’s corporate scorecard was comprised of a cost goal for the corporate group as well as an average of the five business unit scorecards within the DCP Enterprise. The objectives of the business unit scorecards were approved by the compensation committee. The specific cost goals for each business unit and the corporate group were approved by our CEO and Chairman.

The payout on the DCP Enterprise and corporate scorecard objectives range from 0% if the minimum level of performance is not achieved, 50% if the minimum level of performance is achieved, 100% if the target level of performance is achieved and 200% if the maximum level of performance is achieved. When the performance level falls between these percentages, payout is determined by straight-line interpolation.

Early in 2016, management prepared a report on the achievement of the DCP Enterprise objectives during 2015. These results were reviewed and approved by the compensation committee in February 2016. The level of performance achieved in 2015 for each of the STI objectives was as follows:

STI Objectives	Level of Performance Achieved
DCP Enterprise objectives:
1) Cash Generation	Between Target and Maximum
2) EBIT ROCE	Above Maximum
3) Cost	Above Maximum
4) Reliability	Between Target and Maximum
5) NGL Production	Below Minimum
6) Total Recordable Injury Rate (TRIR)	At Target
7) Process Safety Event Rate (PSE Rate)	Above Maximum
8) Emissions	Between Minimum and Target
Corporate scorecard objectives:	Between Target and Maximum

Long-Term Incentive Plan - The LTIP has the objective of providing a focus on long-term value creation and enhancing executive retention. In 2015, we issued phantom units to the Vice President, General Counsel and Secretary; however no grants were made to the former President in connection with his retirement in May 2015. Half of such phantom units were performance phantom units, or PPUs, and half were restricted phantom units, or RPUs. The PPUs will vest based upon the level of achievement of certain performance objectives over a three-year performance period, or the Performance Period. The RPUs will vest if the executive officer remains employed at the end of a three-year vesting period, or the Vesting Period. We believe this program promotes retention of the executive officers, and focuses the executive officers on the goal of long-term value creation.

For 2015, the PPUs that were granted had the following two performance measures: (1) total shareholder return, or TSR, over the Performance Period of DCP Midstream, LLC’s owners, Phillips 66 and Spectra Energy Corp relative to their respective peer groups, and (2) EBIT return on capital employed, or EBIT ROCE, by DCP Midstream, LLC over the Performance Period. Half of the PPUs will be measured against the TSR performance objective and half of the PPUs will be measured against the EBIT ROCE performance measure. These performance measures were initially designed and proposed by our CEO and Chairman of the Board. These objectives were then considered and approved by the compensation committee and ultimately by the board of directors. The board of directors believes that the financial performance of the Partnership and the DCP Enterprise have a direct impact on the success of Phillips 66 and Spectra Energy Corp. The board of directors believes that by using TSR of Phillips 66 and Spectra Energy Corp as a performance measure, it aligns the interests of our executive officers with the performance of two diverse companies that have a significant presence in the energy industry. The board of directors believes utilizing EBIT ROCE of DCP Midstream, LLC aligns the performance of the executive officers with the success of the DCP Enterprise. We believe these performance measures provide management with appropriate incentives for our disciplined and steady growth.

For the 2015 TSR performance measure, the companies included in the peer groups that will be compared against Phillips 66 and Spectra Energy Corp are as follows:

Phillips 66 peer group:	Spectra Energy Corp peer group:
Celanese Corporation	CenterPoint Energy, Inc.
Delek US Holdings, Inc	Consolidated Edison, Inc.
The Dow Chemical Company	Dominion Resources, Inc.
Eastman Chemical CO	DTE Energy Company
Energy Transfer Equity, LP	Enbridge Inc.
Enterprise Products Partners, LP	EQT Corporation
Holly Frontier Corporation	Kinder Morgan, Inc.
Huntsman Corporation	National Fuel Gas Company
Marathon Petroleum Corporation	ONEOK, Inc.
ONEOK, Inc	PG&E Corporation
PBF Energy, Inc	Public Service Enterprise Group Inc.
S&P 100	Sempra Energy
Targa Resources Corp	TransCanada Corporation
Tesoro Corporation	The Williams Companies, Inc.
Valero Energy Corporation	Xcel Energy, Inc.
Western Refining, Inc
Westlake Chemical Corp

The TSR result for the LTIP will approximate the TSR results paid by Phillips 66 and Spectra Energy Corp under their respective long-term incentive plans.

For the EBIT ROCE performance measure, EBIT for DCP Midstream, LLC will be as calculated from its financial statements. Capital employed will be determined each year during the annual budget process as approved by the board of directors of DCP Midstream, LLC. The EBIT ROCE targets are reset each year and will be based on the average of the three one-year periods running from 2015 through 2017. For this objective, the target level of performance for 2015 was EBIT ROCE of 1.8%, the maximum level of performance was EBIT ROCE of 3.7% and the minimum level of performance was EBIT ROCE of 0%.

These PPU and RPU awards were granted as of January 1, 2015. The number of awards granted to our executive officers is set forth in the “Grants of Plan-Based Awards” table below. Award recipients also received the right to receive DERs on the number of units earned during the Vesting Period. The DERs on the PPUs will be paid in cash at the end of the Performance Period and the DERs on the RPUs are paid quarterly in cash during the Vesting Period. The amount paid on the DERs will equal the quarterly distributions actually paid on the underlying securities during the Performance Period and the Vesting Period on the number of PPUs earned or RPUs granted, respectively.

Our practice is to determine the dollar amount of long-term incentive compensation that we want to provide, and to then grant a number of PPUs and RPUs that have a fair market value equal to that amount on the date of grant, which is based on the average closing prices of the underlying securities on the NYSE for the 20 trading days prior to the date of grant. Target long-term incentive opportunities for executives under the plan are established as a percentage of base salary, using the BDO study data for individuals in comparable positions.

The target 2015 long-term incentive opportunities, expressed as a percentage of base salary were as follows:

Targeted LTI Opportunity
William S. Waldheim, Former President (a)	125%
Michael S. Richards, Vice President, General Counsel and Secretary	80%

(a)	Mr. Waldheim retired in May 2015 and therefore did not receive a grant under the LTIP in 2015.

In the event that any person, other than DCP Midstream, LLC and/or an affiliate thereof, becomes the beneficial owner of more than 50% of the combined voting power of the General Partner’s equity interests prior to the completion of the Performance Period, the PPUs, RPUs and related DERs will (i) be replaced with equivalent units of the new enterprise if there is no change in the recipient’s job status for twelve months or (ii) fully vest if the recipient is terminated or if the recipient’s job is changed to be lower in status within twelve months of the change in control.

In the event an award recipient’s employment is terminated after the first anniversary of the grant date for reasons of death, disability, early or normal retirement, or if the recipient is terminated by the General Partner for reasons other than cause, the recipient’s: (i) PPUs will contingently vest on a pro rata basis for time worked over the Performance Period and final performance, measured at the end of the Performance Period, will determine the payout and (ii) RPUs will become fully vested and payable. Termination of employment for any other reason will result in the forfeiture of any unvested units and unpaid DERs.

Other Compensation - In addition, executives are eligible to participate in other compensation programs, which include but are not limited to:

Company Matching and Retirement Contributions to Defined Contribution Plans - Executives may elect to participate in the DCP Midstream, LP 401(k) and Retirement Plan. Under the plan, executives may elect to defer up to 75% of their eligible compensation, or up to the limits specified by the Internal Revenue Service. We match the first 6% of eligible compensation contributed by the executive to the plan. In addition, we make retirement contributions ranging from 4% to 7% of the eligible compensation of qualifying participants to the plan, based on years of service, up to the limits specified by the Internal Revenue Service. We have no defined benefit plans.

Miscellaneous Compensation - Executive officers are eligible to participate in the DCP Midstream, LLC non-qualified deferred compensation program. Executive officers are allowed to defer up to 75% of their base salary, up to 90% of their STI and up to 100% of their LTIP or other compensation. Executive officers elect either to receive amounts contributed during specific plan years as a lump sum at a specific date, subject to Internal Revenue Service rules, as an annuity (up to five years) at a specific date, subject to Internal Revenue Service rules, or in a lump sum or annual annuity (over three to ten years) at termination.

Within the DCP Midstream, LLC non-qualified deferred compensation program is a non-qualified, defined contribution retirement plan in which benefits earned under the plan are attributable to compensation in excess of the annual compensation limits under Section 401(k) of the Code. Under this part of the plan, we make a contribution of up to 13% of eligible compensation, as defined by the plan, to the DCP Midstream, LLC non-qualified deferred compensation program. The cost associated with executive officers' participation in the plan is reimbursed to DCP Midstream, LLC under our Services Agreement.

In addition, we provide employees, including the executive officers, with a variety of health and welfare benefit programs. The health and welfare programs are intended to protect employees against catastrophic loss and promote well-being. These programs include medical, pharmacy, dental, life insurance, and accidental death and disability. We also provide all employees with a monthly parking pass or a pass to be used on public transportation systems.

We are a partnership and not a corporation for U.S. federal income tax purposes, and therefore, are not subject to the executive compensation tax deductible limitations of Section 162(m) of the Code. Accordingly, none of the compensation paid to NEOs is subject to the limitation.

Board of Directors Report on Compensation

Our General Partner’s board of directors does not have a compensation committee. The board of directors of the General Partner has reviewed and discussed with management the “Compensation Discussion and Analysis” presented above. Members of management with whom the board of directors had discussions are the Chairman, Chief Executive Officer, and President of the General Partner and the Chief Corporate Officer of DCP Midstream, LLC. In addition, the compensation committee engaged the services of BDO, a compensation consultant, to conduct a study to assist us in establishing overall compensation packages for the executives. Based on this review and discussion, the board of directors of the General Partner recommended that the “Compensation Discussion and Analysis” referred to above be included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015.

The information contained in this Board of Directors Report on Compensation shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”), nor shall such information be incorporated by reference into any filing with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Board of Directors
Wouter T. van Kempen (Chairman)
Guy Buckley
R. Mark Fiedorek
Fred J. Fowler
William F. Kimble
Brian Mandell
Bill W. Waycaster
John Zuklic

EXECUTIVE COMPENSATION

The following tables disclose the compensation of the General Partner’s NEOs, or, collectively, the “executive officers,” except for the CEO, Wouter van Kempen, and the CFO, Sean O’Brien. Each of Messrs. van Kempen and O’Brien devoted approximately 40% of his time to our management and operations in 2015. Pursuant to the Services Agreement, we reimburse DCP Midstream, LLC for the allocated portion of time that Messrs. van Kempen and O’Brien spend on our matters. In 2015, the general and administrative fee we paid to DCP Midstream, LLC included an aggregate of $1,400,000 as reimbursement for the time allocated to our business by Messrs. van Kempen and O’Brien. Messrs. van Kempen and O’Brien are not included in these tables because they do not receive any separate amounts of compensation for their services to our business or as executive officers of our General Partner and we do not pay any compensation amounts to Messrs. van Kempen and O’Brien except for amounts reimbursed through the general and administrative fee that we pay to DCP Midstream, LLC pursuant to the terms of the Services Agreement. The compensation committee of DCP Midstream, LLC’s board of directors has the ultimate decision-making authority with respect to the total compensation of Messrs. van Kempen and O’Brien.

Summary Compensation Table

The following table sets forth certain information with respect to compensation paid to the General Partner's executive officers for the three years ended December 31, 2015.

Name and Principal Position	Year	Salary	LTIP Awards (b)	Non-Equity Incentive Plan Compensation (c)	All Other Compensation (d)	Total
William S. Waldheim (a)	2015	$151,269	$—	$126,703	$226,647	$504,619
Former President	2014	$410,231	$517,227	$221,278	$222,876	$1,371,613
	2013	$395,961	$492,880	$286,161	$182,839	$1,357,841

Michael S. Richards	2015	$234,438	$188,451	$133,691	$86,924	$643,504
Vice President, General	2014	$228,100	$183,878	$92,740	$94,297	$599,015
Counsel and Secretary	2013	$221,415	$176,164	$120,013	$89,291	$606,883

(a)	Mr. Waldheim retired in May 2015 and therefore did not receive a grant under the LTIP in 2015.

(b)
The amounts in this column reflect the grant date fair value of LTIP awards in accordance with the provisions of the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation - Stock Compensation, or ASC 718. PPU awards are subject to performance conditions. For PPUs granted in 2015, 2014, and 2013, the performance conditions are between 0% if the minimum level of performance is not achieved and 200% if the maximum level of performance is achieved. The maximum value of the PPUs, based on the grant date fair value, for Mr. Waldheim was $517,227 and $490,097 for units granted during 2014 and 2013, respectively. The maximum value of the PPUs, based on the grant date fair value, for Mr. Richards was $188,451, $183,878 and $175,236 for units granted during 2015, 2014, and 2013, respectively.

(c)	The amounts in this column were earned during the fiscal year.

(d)
Includes DERs, company retirement and non-qualified deferred compensation program contributions by the Partnership, the value of life insurance premiums paid by the Partnership on behalf of an executive and other de minimis compensation, which are detailed below.

William S. Waldheim, former President

The LTIP awards are comprised of PPUs and RPUs pursuant to the LTIP. Under the 2015, 2014 and 2013 STI, Mr. Waldheim’s target opportunity was 60% of his annual base salary, with the possibility of earning from 0% to 120% of his annual base salary in 2015, 2014 and 2013, depending on the level of performance in each of the STI objectives.

“All Other Compensation” includes the following:

	2015	2014	2013
Company retirement contributions to defined contribution plans	$34,450	$33,800	$33,150
Non-qualified deferred compensation program contributions	$161,038	$135,065	$122,812
DERs	$29,615	$50,035	$23,081
Life insurance premiums (a)	$1,544	$3,976	$3,796

(a)	Paid by the Partnership on behalf of Mr. Waldheim.

Michael S. Richards, Vice President, General Counsel and Secretary

The LTIP awards are comprised of PPUs and RPUs pursuant to the LTIP. Under the 2015, 2014, and 2013 STI, Mr. Richards’ target opportunity was 45% of his annual base salary, with the possibility of earning from 0% to 90% of his annual base salary in 2015, 2014, and 2013, depending on the level of performance in each of the STI objectives.

“All Other Compensation” includes the following:

	2015	2014	2013
Company retirement contributions to defined contribution plans	$28,522	$28,600	$28,050
Non-qualified deferred compensation program contributions	$30,480	$35,322	$30,583
DERs	$25,760	$29,253	$29,584
Life insurance premiums (a)	$2,162	$1,122	$1,074

(a)	Paid by the Partnership on behalf of Mr. Richards.

Grants of Plan-Based Awards

The following are the grants of plan-based awards during the year ended December 31, 2015 for the General Partner’s executive officers:

		Estimated Future Payouts under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts under Equity Incentive Plan Awards			Grant Date Fair Value of LTIP Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	($)
William S. Waldheim	NA	$—	$90,762	$181,523	—	—	—	$—
PPUs (b)	(d)	$—	$—	$—	—	—	—	$—
RPUs (c)	(d)	$—	$—	$—	—	—	—	$—
Michael S. Richards	NA	$—	$105,497	$210,995	—	—	—	$—
PPUs (b)	(d)	$—	$—	$—	—	1,980	3,960	$94,225
RPUs (c)	(d)	$—	$—	$—	1,980	1,980	1,980	$94,225

(a)	Amounts shown represent amounts under the STI. If minimum levels of performance are not met, then the payout for one or more of the components of the STI may be zero.

(b)	The number of units shown represent units awarded under the LTIP. If minimum levels of performance are not met, then the payout may be zero.

(c)	The number of units shown represent units awarded under the LTIP and these units vest at the end of the Vesting Period provided the individual is still employed by the Partnership.

(d)	The grant date for the PPUs and RPUs was January 1, 2015.

The PPUs awarded on January 1, 2015 will vest in their entirety on December 31, 2017 if the specified performance conditions are satisfied and the RPUs awarded on January 1, 2015 will vest in their entirety on December 31, 2017 if the executive is still employed by the Partnership on that date.

Outstanding Equity Awards at Fiscal Year-End

The following are the outstanding equity awards for the General Partner’s executive officers as of December 31, 2015:

	Outstanding LTIP Awards
Name	Equity Incentive Plan Awards: Unearned Units That Have Not Vested (a)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested (b)
William S. Waldheim	4,720	$159,374
Michael S. Richards	7,740	$300,074

(a)
PPUs awarded January 1, 2015 and February 13, 2014 vest in their entirety over a range of 0% to 200% on December 31, 2017 and December 31, 2016, respectively, if the specified performance conditions are satisfied. RPUs awarded January 1, 2015 and February 13, 2014, vest in their entirety on December 31, 2017 and December 31, 2016, respectively. To determine the number of unearned units and the market value, the calculation of the number of PPU’s granted on January 1, 2015 and February 13, 2014, that are expected to vest, is based on assumed performance of 200%, as the previous fiscal year performance exceeded target performance.

(b)	Value calculated based on the closing price at December 31, 2015 of our units at $24.67, Spectra Energy’s common stock at $23.94, and Phillips 66’s common stock at $81.80.

Option Exercises and Units Vested

The following are the units vested for the General Partner’s executive officers for the year ended December 31, 2015:

	Stock Awards (a)
Name	Number of Units Acquired on Vesting	Value Realized on Vesting
William S. Waldheim	5,592	$188,683
Michael S. Richards	8,550	$307,975

(a)	Includes all awards that vested during the year, regardless of whether the awards will be settled in our units, Phillips 66 common stock, Spectra Energy common stock or cash.

Non-qualified Deferred Compensation

The following is the non-qualified deferred compensation for the General Partner’s executive officers for the year ended December 31, 2015:

Name	Executive Contributions in Last Fiscal Year (a)	Registrant Contributions in Last Fiscal Year (b)	Aggregate Earnings in Last Fiscal Year (c)	Aggregate Withdrawals/Distributions	Aggregate Balance at December 31, 2015
William S. Waldheim	$22,128	$135,066	$26,221	$(473,289)	$—
Michael S. Richards	$132,043	$35,322	$47,072	$—	$846,698

(a)
These amounts are included in the “Summary Compensation” table for 2015 with the exception of $9,274 for Mr. Richards and $22,128 for Mr. Waldheim, which were included in the “Summary Compensation” table for 2014 as they related to deferrals of 2014 STI, and $64,159 for Mr. Richards, which was included in the “Summary Compensation” table for the year 2012 as it related to deferrals of 2012 LTIP.

(b)	These amounts are included in the “Summary Compensation” table for the year 2014.

(c)
The performance of executive officers non-qualified deferred compensation is linked to certain mutual funds or to the average rating of the BB US High Yield Index, Energy sector at the election of the participant.

Potential Payments upon Termination or Change in Control

The General Partner has not entered into any employment agreements with any of the executive officers. Our NEOs participate in executive severance arrangements maintained by DCP Midstream, LLC in the event of termination of employment that is involuntary or not for cause; however, we would incur no obligation in relation to such arrangements. There are no formal severance plans in place for our NEOs in the event of a change in control of the Partnership. As noted above, the PPUs, RPUs and the related DERs, will become payable to executive officers under certain circumstance related to termination or a change in control. When employees terminate employment with the Partnership, they are entitled to a cash payment for the amount of unused vacation hours at the date of their termination.

The following table presents PPUs, RPUs and DERs payable as of December 31, 2015 under certain circumstances related to termination, or a change in control:

Triggering Event	PPUs	RPUs	DERs	Total
Michael S. Richards
Change of Control (a)	$219,635	$220,091	$25,830	$465,556
Termination (b)	$112,216	$133,404	$19,486	$265,106

(a)	In the event that the recipient is terminated or if the recipient’s job is changed to be lower in status within twelve months of a change of control.

(b)
In the event of termination for reasons of death, disability, early or normal retirement, or if the recipient is terminated by the General Partner for reasons other than cause, at least one year after the grant date.

Director Compensation

General - Members of the board of directors who are officers or employees of the General Partner or its affiliates do not receive additional compensation for serving as directors. For 2015, the board approved an annual compensation package for non-employee directors, consisting of an annual $70,000 cash retainer and an annual grant of Phantom Units that approximates $70,000 in value, awarded pursuant to the LTIP, that have a six month vesting period. The directors also receive DERs, based on the number of units awarded, which are paid in cash on a quarterly basis. The Phantom Units are paid in units upon vesting. Chairpersons of committees of the board receive an additional annual cash retainer of $20,000. All annual cash retainers are paid on a quarterly basis in arrears. Directors do not receive additional fees for attending meetings of the board or its committees.

The directors will also be reimbursed for out-of-pocket expenses associated with their membership on the board of directors. Each director will be fully indemnified by us for his actions associated with being a director to the fullest extent permitted under Delaware law.

Following is the compensation of the General Partner’s non-employee directors for the year ended December 31, 2015:

Name	Fees Earned or Paid in Cash	Unit Awards (a)	All Other Compensation (b)	Total
Current Directors:
Fred J. Fowler (c)	$43,858	$58,040	$3,120	$105,018
William F. Kimble (d)	$27,956	$40,628	$2,184	$70,768
Bill W. Waycaster (e)	$27,956	$40,628	$2,184	$70,768
Former Directors:
Paul F. Ferguson, Jr.	$45,000	$—	(f)	$118,131	(f)
Frank A. McPherson	$48,317	$—	$—	$48,317
Thomas C. Morris	$52,112	$—	$—	$52,112
Stephen R. Springer	$45,000	$—	(f)	$118,131	(f)

(a)	The amounts in this column reflect the grant date fair value of phantom unit awards in accordance with ASC 718.

(b)	The amounts in this column reflect the DERs paid on phantom units during the vesting period.

(c)	Mr. Fowler is a member of the audit committee. Mr. Fowler's compensation was prorated based on his appointment as a director on March 11, 2015.

(d)	Mr. Kimble is the audit committee chair and a member of the special committee. Mr. Kimble's compensation was prorated based on his appointment as a director on June 8, 2015.

(e)	Mr. Waycaster is the special committee chair and a member of the audit committee. Mr. Waycaster's compensation was prorated based on his appointment as a director on June 8, 2015.

(f)
Mr. Ferguson and Mr. Springer each received $73,131 in cash representing the value of their 2015 LTIP awards and DERs that were accelerated and vested in association with their departures from the board.

Compensation Committee Interlocks and Insider Participation

As discussed above, our board of directors does not maintain a compensation committee. In 2015, the compensation committee of the board of directors of DCP Midstream, LLC, the owner of our General Partner, reviewed all elements of compensation for our named executive officers, but the decisions with respect to equity-based compensation were subject to approval by our board of directors. In 2015, none of our directors, except for Messrs. van Kempen and Waldheim, had been or were officers or employees of us or our subsidiaries. Mr. Waldheim participated in deliberations of our board of directors with regard to executive compensation generally, but did not participate in deliberations or board actions with respect to his own compensation. Mr. van Kempen also participates in such deliberations of our board of directors; however, his compensation is determined and paid by DCP Midstream, LLC without the involvement of our board of directors. None of our named executive officers served as a director or member of a compensation committee of another entity that has or has had an executive officer who served as a member of our board of directors during 2015.

PROPOSAL TO APPROVE
THE ADJOURNMENT OF THE SPECIAL MEETING,
IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

We may ask our unitholders to vote on the Adjournment to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Plan.

We do not intend to propose adjournment of the Special Meeting as long as there are sufficient votes to adopt the Plan. If our unitholders approve the Adjournment, we may adjourn the Special Meeting and use the additional time to solicit additional proxies, including proxies from our unitholders who may have previously voted against adoption of the Plan.

Vote Required

Approval of the Adjournment requires the approval of a majority of the outstanding units that are entitled to vote and represented either in person or by proxy at the Special Meeting. Accordingly, abstentions will have the effect of a vote against the Adjournment. A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” approval of the Adjournment.

Board of Directors Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT.

OTHER MATTERS

Unitholder Proposals

Unitholders are not entitled to make proposals at the Special Meeting.

Under applicable Delaware law and our partnership agreement, we are not required to hold an annual meeting of unitholders. Special meetings may be called by our General Partner or by limited partners owning 20% or more of the outstanding common units of the class or classes for which a special meeting is proposed. Limited partners calling a special meeting must indicate in writing to our General Partner the general or specific purposes for which the special meeting is to be called.

In no event are limited partners allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of our business and affairs so as to jeopardize the limited partners’ limited liability under the Delaware Revised Uniform Limited Partnership Act or the law of any other state in which we are qualified to do business.

Costs of Soliciting Proxies

The costs of preparing, printing, and mailing this proxy statement and the solicitation of proxies for the Special Meeting will be paid for by us. Proxies may be solicited by directors or employees of the General Partner, without additional remuneration, by mail, telephone, email, facsimile, or in person. We will also request brokerage firms, banks, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of our units as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your units will help to avoid additional expense.

Where You Can Find More Information about Us

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other information with the SEC. The public may read and copy these reports or other information that we file with the SEC at the SEC’s public reference room located at 100 F Street NE, Washington, D.C. 20549-2521. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-732-0330. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov and on our website at www.dcppartners.com. The information contained on these websites is not intended to be incorporated by reference into this proxy statement and you should not consider that information a part of this proxy statement.

You may also request a copy of our filings free of charge by contacting our Investor Relations Department at 303-595-3331 or by writing to us at DCP Midstream Partners, LP, Attention: Investor Relations, 370 17th Street, Suite 2500, Denver, Colorado 80202.

You should rely only on the information contained in this proxy statement to vote your units at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. The information contained in this document is applicable as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

EXHIBIT A
DCP MIDSTREAM PARTNERS, LP
2016 LONG-TERM INCENTIVE PLAN
     SECTION 1.    Purpose of the Plan.
     The 2016 DCP Midstream Partners, LP Long-Term Incentive Plan (the “Plan”) has been adopted by DCP Midstream GP, LLC, a Delaware limited liability company (the “Company”), the general partner of DCP Midstream GP, LP, a Delaware limited partnership (the “General Partner”) which is the general partner of DCP Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and is intended to promote the interests of the Partnership, the Company and their Affiliates by providing to Employees and Directors incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company, the Partnership and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.
     SECTION 2.     Definitions.
     As used in the Plan, the following terms shall have the meanings set forth below:
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “Award” means a Common Unit, Unit Option, Restricted Unit, Phantom Unit, Performance Award, Substitution Award, DER or a Unit Bonus granted under the Plan.
     “Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.
     “Board” means the Board of Directors of the Company.
     “Change of Control” means a change in control of the Partnership, Company or an Affiliate within the meaning of such term as specified in the Award Agreement.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the Board, the Compensation Committee of the Board of DCP Midstream, LLC or such other committee as may be appointed by the Board to administer the Plan.
     “Common Unit” means a common unit of the Partnership.
     “DER” means a contingent right to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.
     “Director” means a member of the Board who is not an Employee.
     “Employee” means an employee or officer of the Company or an Affiliate.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not traded on a national securities market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee; provided however, that if the Award to which such Unit relates is subject to Code Section 409A, the determination of Fair Market Value will be made consistent with the requirements under Code Section 409A in order to satisfy any exception thereto, but only to the extent inconsistent with the methods for determining Fair Market Value above.

     “Participant” means an Employee or Director granted an Award under the Plan.
“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership as it may be amended or amended and restated from time to time.
     “Performance Award” means a Unit granted under the Plan based upon the Participant’s satisfaction of pre-established performance criteria as determined by the Committee.
     “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
     “Phantom Unit” means a phantom (notional) Unit granted under the Plan which upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.
     “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.
     “Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.
     “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
     “SEC” means the Securities and Exchange Commission, or any successor thereto.
     “Substitution Award” means an award granted pursuant to Section 6(f)(vii) of the Plan.
     “UDR” means a distribution made by the Partnership with respect to a Restricted Unit.
     “Unit” means a Common Unit of the Partnership.
     “Unit Bonus” means an Award of a specified number of Units that is granted under Section 6(e) of the Plan to a Participant without restrictions on transfer or forfeiture conditions.
     “Unit Option” means an option to purchase Units granted under the Plan.
     SECTION 3.    Administration.
     The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chairman of the Board of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chairman of the Board; provided, however, that such delegation shall not limit the Chairman of the Board’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chairman of the Board may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and extent the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

     SECTION 4.    Units.
     (a)    Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan is 900,000. Units withheld from an Award to satisfy the Company’s or Affiliate’s minimum tax withholding obligations with respect to the Award shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, withheld to satisfy the Company’s tax withholding obligations or otherwise terminates or expires without the actual delivery of Units pursuant or with respect to such Award, the Units subject to such Award shall again be available for Awards under the Plan. There shall not be any limitation on the number of Awards that may be granted and paid in cash.
     (b)    Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.
     (c)    Adjustments. In the event of any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event, the Committee shall, in such manner as it may deem equitable, adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted; provided, however, that the number of Units available under the Plan shall (i) in the event of an increase in the number of Units outstanding, be proportionately increased and the exercise price or Fair Market Value of the Awards awarded shall be proportionately reduced; and (ii) in the event of a reduction in the number of Units outstanding, be proportionately reduced, and the exercise price or Fair Market Value of the Awards awarded shall be proportionately increased; provided, however, that no adjustment shall be made that results in the imposition of federal income tax and penalties under Code Section 409A.
     SECTION 5.    Eligibility.
     Any Employee or Director shall be eligible to be designated a Participant and receive an Award under the Plan.
     SECTION 6.    Awards.
     (a)    Unit Options. The Committee may grant Unit Options that are intended to comply with section 1.409A-1(b)(5)(i)(A) of the Treasury regulations (nonstatutory stock options not providing for the deferral of compensation), or any successor regulation, but only to Employees or Directors to whom the Partnership would be an “eligible issuer of service recipient stock,” as determined under section 1.409A-1(b)(5)(iii)(E), or any successor regulation. The Committee shall have the authority to determine the Employees and Directors to whom Unit Options shall be granted, the number of Units to be covered by each Unit Option, the purchase price therefor and the Restricted Period and other conditions and limitations applicable to the exercise of the Unit Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(i)    Exercise Price. The exercise price per Unit purchasable under a Unit Option shall be determined by the Committee at the time the Unit Option is granted but, except with respect to a Substitution Award as provided in Section 6(f)(vii), may not be less than its Fair Market Value as of the date of grant.
(ii)    Time and Method of Exercise. The Committee shall determine the exercise terms and any Restricted Period with respect to a Unit Option Award, which may include, without limitation, the provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise through procedures, including limitations, approved by the Company, withholding Units from the Award upon exercise, or any combination of methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.
(iii)    Forfeitures. Except as otherwise provided in the terms of the Unit Option Award, upon termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all Unit Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Options; provided such waiver (i) is not adverse to the Participant to whom such Award was granted, (ii) is consented to by such Participant, and (iii) does not cause the Award to provide for the deferral of compensation in a manner that does not comply with Code Section 409A (unless otherwise determined by the Committee).

     (b)    Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards as specified in the Award Agreements, which may include vesting based on the Participant’s completion of a specified period of service, upon the achievement of specified financial objectives, other criteria, or a combination of the foregoing.
(i)    UDRs. To the extent provided by the Committee, in its discretion, an Award of Restricted Units may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.
(ii)    Forfeitures. Except as otherwise provided in the terms of the Restricted Units or Phantom Units Award Agreement, upon termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Restricted Units and Phantom Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units; provided that the waiver contemplated under this Section 6(b)(ii) shall be effective only to the extent that such waiver will not cause the Participant’s Restricted Units and/or Phantom Units that are designed to satisfy section 409A of the Code to fail to satisfy such Code section.
(iii)    Lapse of Restrictions.
(A)    Phantom Units. Upon or as soon as reasonably practical following the vesting of each Phantom Unit, but in no event later than 2 ½ months after the end of the calendar year in which such Award becomes vested, and subject to the provisions of Section 8(b), the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of a Unit for purposes of this Section 6(b)(iii)(A), as determined by the Committee in its discretion as specified in the Award Agreement.
(B)    Restricted Units. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.
(c)    DERs. The Committee shall have the authority to determine the Employees and Directors to whom DERs are granted, whether such DERs are tandem or separate Awards, whether the DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) the vesting restrictions and payment provisions applicable to the Award, and such other provisions or restrictions as determined by the Committee in its discretion, all of which shall be specified in the Award Agreement.
    (d)    Performance Awards. The Committee shall have the authority to determine the Employees and Directors to whom Performance Awards are granted, the performance criteria upon which such Award is made contingent, and other such provisions as determined by the Committee in its discretion, which shall be specified in the Award Agreement.
     (e)    Unit Bonus and Common Unit Awards. The Committee shall have the authority to determine the Employees and Directors to whom a Unit Bonus or a Common Unit Award is granted, and may, in connection with any such grant, require the payment of a specified purchase price for such Units and such other terms and conditions as determined by the Committee in its discretion. Effective as of the date upon which the Committee grants a Unit Bonus or a Common Unit Award, the Participant’s ownership of such Units shall be reflected in the Partnership’s ownership records.

     (f)    General.

(i)    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(ii)    Limits on Transfer of Awards.
(A)    Except as provided in Paragraph (C) below, each Unit Option shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
(B)    Except as provided in Paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.
(C)    To the extent specifically provided by the Committee with respect to a Unit Option, a Unit Option may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.
(iii)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee and specified in the Award Agreement.
(iv)    Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(v)    Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee determines.
(vi)    Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.
(vii)    Substitution Awards. Awards may be granted under the Plan in substitution of similar awards held by individuals who become Employees or Directors as a result of a merger, consolidation or acquisition by the Company or an Affiliate of another entity or the assets of another entity. A Substitution Award that is a Unit Option may have an exercise price less than the Fair Market Value of a Unit on the date of such substitution, unless such exercise price causes any Award to provide for the deferral of compensation in a manner that is subject to taxation under Code Section 409A (unless otherwise determined by the Committee).
     SECTION 7.    Amendment and Termination.
     Except to the extent prohibited by applicable law:
     (a)    Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person.

     (b)    Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change to any Award shall be made, other than pursuant to Section 7(c), unless it (i) is not adverse to the Participant to whom such Award was granted, (ii) is consented to by such Participant, and (iii) does not cause the Award to provide for the deferral of compensation in a manner that does not comply with Code Section 409A (unless otherwise determined by the Committee).
     (c)    Actions Upon the Occurrence of Certain Events. In connection with any event described in Section 4(c) of the Plan, or a Change of Control, or changes in (1) applicable laws, (2) regulations, or (3) accounting principles affecting the financial statements of the Partnership, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may take any one or more of the following actions, which may vary among individual holders and among Awards, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:
(i)    provide for either (a) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (b) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;
(ii)    provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be substituted for by similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;
(iii)    make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the exercise price), and the vesting/performance criteria included in, outstanding Awards;
(iv)    provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v)    provide that the Award cannot be exercised or become payable after such event, i.e., shall terminate upon such event.
Provided, however, that no action shall be taken under Section 7(c) if such action causes any Award to provide for the deferral of compensation in a manner that is subject to taxation under Code Section 409A (unless otherwise determined by the Committee).
     SECTION 8.    General Provisions.
     (a)    No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.
     (b)    Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate is authorized to deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award, or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy its withholding obligations for the payment of such taxes. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, such tax withholding automatically shall be effected by the Company either by (i) “netting” or withholding Units otherwise deliverable to the Participant on the vesting or payment of such Award, or (ii) requiring the Participant to pay an amount equal to the applicable taxes payable in cash. Withholding on a net-settled Award intended to be given equity classification for accounting purpose is required to be performed in manner consistent with accounting standards for equity classification pursuant to FASB Accounting Standards Codification, Topic 718.
     (c)    No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award agreement or other agreement.

     (d)    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.
     (e)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.
     (f)    Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
     (g)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.
     (h)    No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.
     (i)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference
  (j)    Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
     (k)    Participation by Affiliates. In making Awards to Employees employed by an entity other than by the Company, the Committee shall be acting on behalf of the Affiliate, and to the extent the Partnership has an obligation to reimburse the Company for compensation paid for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.
     (l)    Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
     (m)    Compliance with Section 409A. To the extent that any provision of the Plan or any Award Agreement is subject to Code Section 409A, the Plan and Award Agreement shall be construed to qualify with the provisions of Code Section 409A and related regulations and Treasury pronouncements (“Section 409A”). If any provision provided herein results in the imposition of an excise tax on any Participant under Section 409A, such provision will be reformed to avoid any such imposition in such manner as the Company determines is appropriate to comply with Section 409A. Notwithstanding the foregoing, neither the Board, the Committee, the Partnership, the Company nor any Affiliate will have any obligation to take any action to prevent the assessment of any excise tax or penalty to any Participant or beneficiary under Section 409A of the Code or have any liability to any Participant or beneficiary for such tax or penalty.
(n)    Specified Employee under Section 409A of the Code. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code and the applicable Treasury regulations) becomes entitled to a payment under an Award that is subject to Section 409A of the Code on account of a “separation from service” (as defined under Section 409A of the Code and the applicable Treasury regulations), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

(o)    No Guarantee of Tax Consequences. None of the Board, the Committee, the Partnership, the Company, nor Affiliates makes any commitment or guarantee that any federal, state, or local tax treatment will (or will not) apply or be available to any Participant.

(p)     Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Partnership pursuant to any such law, government regulation or stock exchange listing requirement).
     SECTION 9.    Term of the Plan.
     The Plan shall be effective on the date of its approval by the Board and shall continue until the earliest of (i) the date terminated by the Board, or (ii) all Units available under the Plan have been paid to Participants. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

DCP MIDSTREAM PARTNERS, LP

The Board of Directors recommends you vote FOR proposals 1 and 2.

NOTE: The common units represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned unitholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com

E04889-S42483

DCP MIDSTREAM PARTNERS, LP
Special Meeting of Unitholders
Thursday, April 28, 2016
7:30 AM MT
This proxy is solicited by the Board of Directors

The unitholder(s) hereby appoint(s) Wouter T. van Kempen, Sean P. O'Brien and Michael S. Richards, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common units representing limited partnership interests of DCP Midstream Partners, LP that the unitholder(s) is/are entitled to vote at the Special Meeting of Unitholder(s) to be held at 7:30 AM, MT on Thursday, April 28, 2016, at Republic Plaza, 370 17th Street, Concourse Level Conference Center, Denver, CO 80202, and any adjournment(s) or postponement(s) thereof, and in their discretion on any other matter that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNITHOLDER(S). IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

DCP MIDSTREAM PARTNERS, LP

Meeting Information

Meeting Type: Special Meeting
For holders as of: March 8, 2016
Date: April 28, 2016 **Time:** 7:30 AM MT
Location: Republic Plaza
370 17th Street
Concourse Level Conference Center
Denver, CO 80202

You are receiving this communication because you hold units in the company named above.

This is not a ballot. You cannot use this notice to vote these units. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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Before You Vote

How to Access the Proxy Materials

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NOTICE AND PROXY STATEMENT

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Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting Items

The Board of Directors recommends you vote FOR proposals 1 and 2.

NOTE: The common units represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned unitholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

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